SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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REDDING BANCORP

(Name of Registrant as Specified in Its Charter)

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AMENDMENT TO

Redding Bancorp

Notice of 2003 Annual Meeting of Shareholders
And
Proxy Statement

Shareholders of Redding Bancorp (the “Company”) are advised that the information contained in the Proxy Statement for the Company’s 2003 annual meeting of shareholders (the “Proxy Statement”) has been revised to reflect the information set forth below in this Amendment. Each shareholder receiving the Proxy Statement, whether the Proxy Statement is enclosed in this mailing or provided separately, is advised to read this Amendment in connection with the Proxy Statement.

What information in the Proxy Statement is changed by this Amendment?

The information in the Proxy Statement is changed as follows:

1.	The record date for shareholders who will be eligible to receive the Proxy Statement and to vote in the 2003 annual meeting has been extended to March 21, 2003.
2.	All references to the election of Lyle L. Tullis to the Board of Directors, or his participation on any committee of the Company are amended to reflect that Mr. Tullis has been a director of the Company’s wholly owned subsidiary, Redding Bank of Commerce (“Bank”). Mr. Tullis has also been a non-Director participant in meetings of the Company’s Board and committees since November 2002, and if the bylaw amendment is approved by shareholders and Mr. Tullis is elected to the Board by the shareholders, Mr. Tullis will in the future participate as a Board member and member of such committees.
3.	The Company has adopted a code of ethics that applies to the Chief Executive Officer and Chief Financial Officer. The code of ethics has been filed with the Securities and Exchange Commission on the Company’s report on Form 8-K dated February 26, 2003, and incorporated by reference as in exhibit in the Company’s annual report on Form 10-K filed with the Securities and Exchange Commission on March 7, 2003.
4.	The Company’s Bylaws currently provide that the Company’s board of directors may consist of not less than seven (7) nor more than nine (9) directors. Management believes the amendment to increase the number of available Board seats will provide the Company with greater flexibility in the recruitment, selection, and retention of qualified Board members. Subject to adoption by the shareholders of this Bylaw amendment, the Board has fixed the number of directors at ten (10) and, in addition to the incumbent Board members, has nominated Lyle L. Tullis to fill the newly created Board seat.